                                                                   EXHIBIT 10.14

                            GOVERNMENT OF PUERTO RICO
                   PUERTO RICO INDUSTRIAL DEVELOPMENT COMPANY
                            P.O. BOX 362350 SAN JUAN,
                             PUERTO RICO 00936-2350

                          LEASE AGREEMENT (BASIC PLANT)

                                     BETWEEN

                   PUERTO RICO INDUSTRIAL DEVELOPMENT COMPANY

                                   AS LANDLORD

                                       AND

                            LIFESTYLE FOOTWEAR, INC.

                                    AS TENANT

PROJECT NO.: T-1236-0-87
LOCATION: MOCA, PUERTO RICO

                                      INDEX

ARTICLE

Article I.  Basic: Terms of Lease

1.01     Landlord .

1.02     (a)      Landlord's Postal Address

         (b)      Landlord's Physical Address

1.03     (a)      Tenant

         (b)      Tenant's Trade Name

1.04     (a)      Tenant's Postal Address

         (b)      Tenant's Physical Address

1.05     Tenant's Employer Identification Number

1.06     Leased Premises

         Additional Parcel

1.07     Permitted Use

1.08     Capitalization, Investment and Employment Levels

1.09     Lease Term

1.10     Definition of "Year"

1.11     Date of Delivery of Possession

1.12     Rent Commencement Date

1.13     Basic Rent

1.14     Security Deposit

1.15     Guarantor

1.16     Effect of Recurrence to Defined Term in Article I

1.17     Attachments

ARTICLE II. TITLE, AUTHORITY AND DEMISE

2.01     Title and Authority

2.02     Demise

ARTICLE III.  LEASE TERM; POSSESSION

3.01     Term

3.02     Delivery of Possession of Leased Premises

ARTICLE IV.  USE OF LEASED PREMISES, RESTRICTIONS AND OPERATIONAL REQUIREMENTS

4.01     Use of Leased Premises

         (a)      Authorized Use

         (b)      Restrictions

4.02     Ongoing Operation; Levels of Capitalization, Investment and Employment

         (a)      Purpose

         (b)      Interruption of Operations

         (c)      Level of Capitalization, Investment and Employment

ARTICLE V.  RENT

5.01     Basic Rent

5.02     Additional Rent

5.03     Payment Method

ARTICLE VI.  SECURITY DEPOSIT

6.01     Security Deposit

6.02     Use of Security Deposit

6.03     Surrender of Security Deposit

6.04     Transfer of Security Deposit

ARTICLE VII.  ALTERATIONS AND IMPROVEMENTS

7.01     General Provisions

7.02     Alterations and Improvements

7.03     Air Conditioning; Electric Power Generator

7.04     Sprinkler System

7.05     Floor Load

7.06     Liens and Encumbrances

7.07     Ownership of Improvements; Surrender

7.08     Plans and Specifications


ARTICLE VIII.  MAINTENANCE AND REPAIRS

8.01     Tenant's Duties and Responsibilities

8.02     Landlord's Duties and Responsibilities

8.03     Roof Care and Maintenance

ARTICLE IX.  PUBLIC UTILITIES

9.01     Tenant's Duties and Responsibilities

9.02     Service Interruption

9.03     Electricity

         (a)      Electric Power

         (b)      Electrical Substation

         (c)      Additional Equipment

9.04     Water Supply

ARTICLE X. QUIET ENJOYMENT

10.01    Quiet Enjoyment

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ARTICLE XI.  TAXES, ASSESSMENTS AND DUTIES

11.01    Taxes, Assessments and Duties

ARTICLE XII.  ENVIRONMENTAL

12.01    Governmental Regulations and Environmental Protection

ARTICLE XIII.  DESTRUCTION OF PREMISES

13.01    Notice of Event

13.02    Landlord's Duty to Repair

13.03    Lease Agreement Termination

13.04    Restoration

13.05    Rent Adjustment

13.06    Damage Report

ARTICLE XIV.  WAIVER OF CLAIMS; INDEMNIFICATION

14.01    Indemnification

14.02    Waiver of Claims

14.03    Tenant Responsible for Personal Property

ARTICLE XV.  INSURANCE

15.01    Insurance

15.02    Insurance During Construction

15.03    Insurance Policy Increase

15.04    General Requirements

15.05    Insurance Certificates

15.06    Evidence of Payment; Renewal of Policies

15.07    Claims

15.08    Periodic Reviews

15.09    Penalties

15.10    Waiver of Subrogation

ARTICLE XVI.  LANDLORD'S RIGHTS

16.01    Access to Leased Premises

ARTICLE XVII.  TENANT BANKRUPTCY

17.01    Lease Agreement Assumption Requirements

ARTICLE XVII.  TERMINATION BY BREACH

18.01    Breach by Tenant as Cause for Termination

18.02    Other Causes for Termination

18.03    Abandonment

18.04    Termination by Tenant

18.05    Landlord's Options

18.06    Damages

18.07    Right to Relet

ARTICLE XIX.  RETURN OF LEASED PREMISES

19.01    Surrender of Possession

19.02    Holding Over

19.03    Inspection of Leased Premises

19.04    Equipment, Machinery and other Furniture Not Removed

19.05    Tenant's Liabilities

ARTICLE XX.  LEGAL REQUIREMENTS

20.01    Legal and Insurance Compliance

ARTICLE XXI.  ASSIGNMENT AND SUBLEASE

21.01    Assignment and Sublease

21.02    Change of Control

21.03    Permitted Assignments and Subleases

ARTICLE XXII.  GENERAL PROVISIONS

22.01    Signs and Advertising

22.02    Parking

22.03    Attorneys' Fees

22.04    Successors and Assignees

22.05    Landlord's Obligation to Lease

22.06    Definition of the Term "Tenant"

22.07    Headings

22.08    Late Charges

22.09    Lease Guaranty

22.10    Performance

22.11    Entire Agreement

22.12    Force Majeure

22.13    Safety Programs

22.14    Estoppel Certificate

22.15    Tenant's Duties; Landlord's Rights

22.16    Relationship Between the Parties

22.17    Nullity or Partial Invalidity

22.18    Accord and Satisfaction

22.19    Applicable Law

22.20    Jurisdiction and Competency

22.21    Net Lease

22.22    Notices

22.23    Non-Waiver

22.24    Cumulative Remedies

22.25    Brokers

22.26    Cross Default

22.27    Representations

22.28    Financial Statements

22.29    Additional Documents

22.30    Fiscal Liabilities

22.31    Debt Certification

22.32    No-Conflict Certification

                                    ARTICLE I

                              BASIC TERMS OF LEASE

      The following sections set forth basic information referred to in this Lease Agreement and, where appropriate. constitute definitions of the terms hereinafter listed.

1.01  LANDLORD:  Puerto Rico Industrial Development Company (PRIDCO).

1.02  (a)        LANDLORD'S POSTAL ADDRESS:         P.O. Box 362350
                                                    San Juan, P.R. 00936-2350
                                                    Attn.: Real Estate Office

      (b)        LANDLORD'S PHYSICAL ADDRESS:       355 F.D. Roosevelt Avenue
                                                    Hato Rey, Puerto Rico 00918
                                                    Telephone: (787) 758-4747
                                                    Fax: (787)764-3791

1.03  (a)        TENANT: LIFESTYLE FOOTWEAR, INC.

      (b)        TENANT'S TRADE NAME: LIFESTYLE FOOTWEAR, INC.

1.04  (a)        TENANT'S POSTAL ADDRESS: P.O. BOX 448, RAMEY, PUERTO RICO
                 00604, Phone: (787) 882-3900.

      (b) TENANT'S HEADQUARTERS ADDRESS: ROCKY SHOES & BOOTS 194, Harder St., Nelsonville, Ohio.

1.05  TENANT'S EMPLOYER IDENTIFICATION NO. 66-0448782

1.06 LEASED PREMISES: Project No. T-1236-0-87; as described in Attachment A to this Lease Agreement, consisting of a parcel of land and a building thereon having a gross construction area of 44.977.75 sq. ft. (the "Building'") located in Moca, Puerto Rico. The Leased Premises include the special facilities, if any, described in Attachment A. For purposes of this Lease Agreement, the Building's gross construction area includes, without limitation, bathrooms, ramps, access stairs, loading docks, exterior shelters, corridors between buildings or structures and other roofed structures on the parcel of land, as described in Attachment A.

1.07 PERMITTED USE: The Leased Premises shall be used exclusively for: the manufacture of leather footwear and boots. SIC Number: 03143

1.08 CAPITALIZATION, INVESTMENT AND EMPLOYMENT LEVELS: The maximum level of Capitalization, Investment and number of Employees that Tenant is required to have for its operations at the Leased Premises, u defined in Section 4.02(e) of this Lease Agreement. Tenant will be required to maintain the following levels:

(a)   Capital                         $3,500.000.00
(b)   Machinery and Equipment         $  958,000.00
(c)   Employees                                  97

      As used in this Lease Agreement, the term "capitalization" includes the stream of total value ("equity") of the owner (preferred stock, common stock and surplus) plus long-term debt Amortization of the long-term debt will not reduce the amount originally established as the minimum capitalization amount.

1.09 LEASE TERM: Ten (10) Years beginning on the Date of Delivery of Possession (the "Initial Term'"), plus one (1) additional renewal period of Ten (10) Years each. Renewals shall take effect automatically upon the expiration of the them in force, unless one of the parties hereto, no later than one hundred eighty (180) days before the expiration of such term, notifies the other party of its intention to terminate the lease upon conclusion of the term then in force.

1.10 YEAR: "Year" shall mean 365 consecutive days unless the year in question is a leap year, in such case the term "Year" shall mean 366 consecutive days.

1.11 DATE OF DELIVERY OF POSSESSION: The date Landlord delivers the keys to the Leased Premises to the Tenant, which date shall be acknowledged by the parties by way ora Certificate of Delivery of Keys (as defined in Section 3.02, see Attachment F).

1.12 RENT COMMENCEMENT DATE: The date on which Tenant's obligation to pay Basic Rent commences. Tenant's obligation to pay Basic Rent hereunder shall commence on the Date of Delivery of Possession.

1.13 BASIC RENT: The Basic Rent to be paid to Landlord shall be based on the gross construction area of the Building as ,follows:

YEAR         RENT PER SO. FT.   ANNUAL BASIC RENT   MONTHLY BASIC RENT
-------      ----------------   -----------------   ------------------
1 to 5           $2.20             $ 98.951.05          $ 8.245.92
6 to 10          $2.75             $123.688.81          $10.307.40

Renewal The Basic Rent for a renewal period shall be the prevailing lease rate charged by Landlord at the time of the renewal for similar properties in the zone in which the Leased Premises arc located.

Tenant's obligation to pay Basic Rent shall commence on the date set forth in
Section 1.12 of this Lease Agreement.

1.14 SECURITY DEPOSIT: A sum equivalent to the aggregate of (i) the payment(s), below identified as "Reservation Payment", made by Tenant prior to the execution of this Lease Agreement to reserve the Leased Premises and (ii) the amount below identified as the "Security Deposit Balance", which amount is the remaining balance to complete the security deposit required under Section 6.01 of this Lease Agreement.

      Total Security Deposit $11,874.13

      The Security Deposit Balance payment shall be made with a manager's or official bank check and delivered by Tenant together with this Lease Agreement.

1.15  GUARANTOR: N/A

1.16 EFFECT OF REFERENCE TO A DEFINED TERM IN ARTICLE I. Each of the defined terms used in Article I shall be construed in conjunction with the definition thereof contained in this Lease Agreement. In the event of any conflict between the defined term and the balance of the Lease Agreement, the latter shall prevail.

1.17 ATTACHMENTS. The following marked attachments are incorporated in this Lease Agreement by reference as if set forth at length herein and form an integral part hereof:

[X]   Attachment A - Description of Leased Premises and premises's deficiencies

[ ]   Attachment B - Lease of Additional Parcel

[ ]   Attachment C - Certificate of Delivery of Leased Parcel (Form BRN"()23A)

[ ]   Attachment D - Work to be Performed by Tenant

[ ]   Attachment E - Notice of Delivery of Possession

[X]   Attachment F - Certificate of Delivery of Keys (Form - BRN-033)

                                   ARTICLE II

                           TITLE, AUTHORITY AND DEMISE

2.01 Title and Authority. Landlord is the owner of the property descried in Attachment A hereto and, in such capacity, has full right and lawful authority to lease said property to Tenant and to grant to Tenant all the rights pertaining thereto, subject to the liens, encumbrances and restrictions which may affect it, if any, and the terms and conditions of this Lease Agreement and of its attachments.

2.02 Demise. Subject to the terms, covenants and conditions of this Lease Agreement, Landlord leases the property described in Attachment A (the "Leased Premises" to Tenant, and Tenant accepts same.

                                   ARTICLE III

                            LEASE TERM AND POSSESSION

3.01 Term. The term of this Lease Agreement (hereinafter the "Term" shall commence on the Date of Delivery of Possession (as defined in Section 1.11) and shall expire on the last day of the last Year of the term (including any possible extension as per Section 1.09), unless earlier terminated in accordance with the provisions of Article XVIII hereof.

3.02 Delivery of Possession of Leased Premises. The exact date on which the Leased Premises shall be delivered to Tenant shall either be set forth in
      Section 1.11 of this Lease Agreement or attested to in writing by Landlord and Tenant in a document in form substantially similar to Attachment F of this Lease Agreement (the "Certificate of Delivery of Keys").

                                   ARTICLE IV

                    USE OF THE LEASED PREMISES, RESTRICTIONS
                          AND OPERATIONAL REQUIREMENTS

4.01 Use of Leased Premises. (a) Authorized Use. Tenant shall use and occupy the Leased Premises solely and exclusively as authorized in Section 01.07 of this Lease Agreement. Any change in the authorized use must be previously approved in writing by Landlord.

      (b) Restrictions. Landlord reserves exclusively to itself the air rights over any building or structure forming part of Leased Premises, for any purpose.

4.02  Ongoing Operation: Levels of Capitalization. Investment and Employment.

      (a) Tenant acknowledges that this Lease Agreement is entered into in furtherance of the Government of Puerto Rico's economic and industrial development plan. Accordingly, strict compliance with the provisions of this Section 4.02 is a paramount and indispensable requirement of this Lease Agreement.

      (b) Interruption of Operations. In accordance with the previous paragraph, Tenant shall make every effort necessary to maintain uninterrupted its operations at the Leased Premises. However, nothing contained in this section shall be deemed to require Tenant to conduct its operations in any other way than in compliance with sound business principles. The temporary shutdown or interruption of operations for reasonable cause shall not constitute a breach of this Lease Agreement if Tenant has satisfied the following conditions:

            (i) Tenant shall notify Landlord in writing of any interruption or temporary shutdown of operations at least thirty (30) days prior to the scheduled occurrence thereof, except in the event of an emergency interruption or shut down, in which case notice shall be given as quickly as possible but not later than the next business day;

            (ii) the interruption or temporary shutdown of operations shall not last for more than three (3) consecutive months; and

            (iii) during the period of interruption or temporary shutdown of operations, Tenant shall observe and comply with all the terms, conditions and obligations of this Lease Agreement, including. but not limited to, the payment of Rent (Basic and Additional) and the maintenance of the Leased Premises.

      (c) Levels of Capitalization. Investment and Employment. Tenant pledges to have on the Date of Delivery of Possession, and maintain during the Term, a minimum level of capitalization equivalent to the sum indicated in item (a) of Section 1.08, which sum shall be verified by audited financial statements at the end of every calendar year. In the same manner and in a period of six (6) months after the Date of Delivery of Possession, Tenant pledges to install manufacturing equipment and machinery (either owned or leased) in the Leased Premises, whose value shall represent an investment of no less than the sum indicated in item (b) of Section 1.08 (this value shall not include the cost of transportation and installation of the equipment and/or machinery, nor its ordinary depreciation after installation). Eighteen (18) months after the Date of Delivery of Possession, Tenant shall have in its employment at least the number of persons indicated in item (c) of Section 1.08 to accomplish the operation of its business at the Leased Premises. Tenant shall maintain the minimum required levels of capitalization, investment and employment set forth in Section 1.08 during the Term of this Lease Agreement including any extensions thereof.

                                    ARTICLE V

                                      RENT

5.01 Basic Rent. As of the Rent Commencement Date set forth in Section 1.12 hereof; Tenant shall pay to Landlord the Basic Rent specified in Section
      1.13 of this Lease Agreement. The Basic Rent for any renewal period shall be the prevailing lease rate charged by Landlord at the time of the renewal period for similar properties in the zone in which the Leased Premises arc located; provided, however, that the Basic Rent for a renewal period shall not be less than that of the preceding lease period. Tenant shall pay the Basic Rent in monthly installments in the amount indicated in Section 1.13 in advance on or before the first day of each calendar month (the "Monthly Rent"); provided, however, that if the Rent Commencement Date does not fall on the first day of a calendar. month. the rent for the initial partial month shall be prorated based on a 30 day month and included with the first payment of Monthly Rent due the first day of the first full calendar month following the Rent Commencement Date.

5.02 Additional Rent. Any amount Tenant is obligated to payor reimburse Landlord under this Lease Agreement that is not Basic Rent shall be considered to be Additional Rent.

5.03 Payment Method. The Basic Rent and the Additional Rent (hereinafter collectively, the "Rent") shall be paid in legal currency of the United States of America. Any payment or charge identified in this Lease Agreement as Additional Rent shall be made on or before the first day of the month following the date the request for payment was sent by Landlord to Tenant. All Rent shall be remitted to Landlord, delivered either personally or by mail to the address indicated in Section 1.02 of this Lease Agreement, or to any other address that Landlord may from tin)e to time notify to Tenant, it being Tenant's duty to take the necessary measures and precautions to ensure that the Rent is received by Landlord on or before its due date. The payment of Rent is separate from any other agreement or obligation contained in this Lease Agreement, and shall be paid without the need of previous request or notice by Landlord. without set off. adjustment or abatement of any kind, except as otherwise provided for herein. Landlord may demand at any time that Rent payments be made by a Manager's or official bank check.

                                   ARTICLE VI

                                SECURITY DEPOSIT

6.01 Security Deposit. Simultaneously with the execution of this Lease Agreement, Tenant shall deliver to Landlord a manager's or official bank check, for the amount specified in Section 1.14 of this Lease Agreement (the "Security Deposit"), to guarantee the faithful performance of each and every one of Tenant's obligations, including, but not limited to, the payment of all the Basic Rent, any other expenditure Tenant is responsible for hereunder, and the surrender of the Leased Premises upon expiration of the Term, or at the termination of this Lease Agreement, in the condition and good order required by Article XIX of this Lease Agreement. Tenant shall not have the right to receive interest on the Security Deposit.

6.02 Use of Security Deposit. Landlord may use all or part of the Security Deposit at any time to cover any payment (including Rent) or expense that, according to the terms and conditions of this Lease Agreement, is Tenant's responsibility. Should it become necessary for Landlord to use the Security Deposit as a result of a default or violation of the Lease Agreement by Tenant, Tenant must replace the amount used by Landlord within fifteen (15) days of a written demand therefor by Landlord.

6.03 Surrender of Security Deposit. Upon termination of this Lease Agreement, Tenant shall request' in writing the Security Deposit (or the remaining balance after use by Landlord to cover any payment (including Rent) or other: allowable expense under this Lease Agreement) after Landlord (i) has inspected the Leased Premises; (ii) confirms that the Leased Premises have been surrendered according to Article XIX and the other pertinent terms and conditions of this Lease Agreement; and (iii) determines that no environmental deficiencies exist which are attributable to or a consequence of the operations of Tenant at the Leased Premises.

6.04 Transfer of Security Deposit. In the event of sale, assignment or transfer of the Leased Premises by Landlord to a third party, Landlord shall be entitled to transfer the Security Deposit to its successor, who shall thereafter be solely and exclusively liable for the return of the Security Deposit, and Landlord shall be released upon said transfer from any claim or liability towards Tenant regarding the Security Deposit or its return upon termination of this Lease Agreement.

                                   ARTICLE VII

                          ALTERATIONS AND IMPROVEMENTS

7.01 General Provisions. Except for the repairs and improvements, if any, Tenant is to make to the Leased Premises according to Attachment D hereto, Tenant takes possession of the Leased Premises, and the special facilities described in Attachment A, if any, in their present "as is" condition and acknowledges that said property is in good state of repair.

7.02 Alterations and Improvements. Except for the work described in Attachment D, if any, for which Landlord has agreed to reimburse Tenant, all alterations, changes, additions or improvements necessary for the Leased Premises to be used for the purposes set forth in Section 1.07 of this Lease Agreement, shall be paid for by Tenant. Tenant shall make no alterations, changes, additions or improvements without Landlord's prior written consent except for the work described in Attachment D, if any, which Landlord expressly authorizes Tenant to undertake.

7.03 Air Conditioning Electric Power Generator. Tenant may, at its own expense, install an air conditioning system and/or an electric power generator at the Leased Premises, subject to Landlord's previous written approval. Any installations of such equipment shall be made in coordination with Landlord.

7.04 Sprinkler System. Tenant shall implement the necessary security measures to avoid or reduce the risk of fire due to the storage of flammable materials or products. If required by law, Tenant shall install a sprinkler system at its own cost and expense. It shall be Tenant's obligation to obtain the necessary endorsements and/or approvals of the Puerto Rico Fire Department for such installation.

7.05 Floor Load. Tenant acknowledges having been informed by Landlord that the Building's maximum sustainable floor load is one hundred and fifty (150) pounds per square foot. In the event that the type of machinery and/or equipment to be installed, stored and/or utilized by Tenant for its operations in the Building exceeds said maximum floor load limit, Tenant shall, at its own expense, make the necessary improvements to the Building which will allow the Building floor to sustain the maximum load required by Tenant's operations without affecting or damaging the strength or stability of the Building.

7.06 Liens and Encumbrances. (a) Tenant may not create nor allow the filing of any lien against the Leased Premises.

      (b) Tenant certifies and guarantees that all materials used in or for any construction or work in the Leased Premises shall be free of liens and encumbrances at the time said materials are incorporated into the Leased Premises. At the time the construction or work begins, Tenant shall certify to Landlord that the materials to be used are free of liens and encumbrances.

      (c) Tenant shall immediately notify Landlord regarding any lien or attachment on materials or supplies used in construction or work at the Leased Premises which become incorporated into the Lease Premises. Should an attachment be placed upon the Leased Premises or any other type of lien be created that may directly or indirectly affect the Leased Premises, Tenant will quickly take any action, including payment of the amount claimed, necessary to cancel said attachment or lien and release the Leased Premises from the lien in a term not greater than thirty (30) days from the date that the lien is filed. Should the lien Dot be canceled within the period provided above in addition to any other rights or remedies available to Landlord, Landlord may, but is not obligated to, obtain the cancellation of the lien by making payment of the amount claimed, by posting of a bond for the amount of the lien, or by any other procedure that Landlord deems appropriate; and any expense incurred in said effort, including attorneys' fees incurred by Landlord, shall be paid by Tenant as Additional Rent.

7.07 Ownership or Improvements: Surrender. (a) Upon termination of the Lease Agreement, all alterations, changes, additions, or improvements made by Tenant to the Leased Premises with incentives, credits, or other economic assistance from Landlord shall be deemed incorporated into the Leased Premises and therefore property of Landlord, with no rights of Tenant to any compensation or reimbursement therefor by Landlord. Landlord may require Tenant to remove, at Tenant's expense, any or all such alterations, changes, additions, or improvements upon termination of the Lease Agreement.

      (b) Upon termination of the Lease Agreement, Tenant, unless specifically permitted by Landlord, shall remove, at Tenant's expense, those improvements (i) installed by Tenant in the Leased Premises at Tenant's cost and expense, or (ii) installed by a prior tenant and ownership hereof was accepted by Tenant, or (iii) not identified as special facilities on Attachment A.

      (c) Tenant, after removal of any alterations, changes, additions or improvements, shall restore the Leased Premises to a condition reasonably similar to their condition when delivered to Tenant.

7.08 Plans and Specifications. Should Tenant request the consent of Landlord to effect any alteration, change, addition, or improvement, Landlord may, at its option and in its discretion, require Tenant to submit to Landlord for approval plans and specifications for the proposed work, including such work, if any, as described in Attachment D. Said plans and specifications must be submitted and approved by the pertinent governmental entities prior to Tenant's commencement of any work.

                                  ARTICLE VIII

                             MAINTENANCE AND REPAIRS

8.01 Tenant's Duties and Responsibilities. (a) Except for those repairs that according to Section 8.02 are Landlord's responsibility, Tenant shall maintain in good condition, at its own cost and expense, the Leased Premises, with all improvements including, but not limited to, the exterior premises, the Building, the special facilities, stairs, elevators, ramps, sidewalks, curbs, roads, landscaping, the ground and underground of the Leased Premises, and the pipes, lines, cables or ducts and other utility connections that service the Leased Premises. Any repair to the Leased Premises is Tenant's responsibility, unless said repair is necessary as a consequence of the negligence or some intentional act of Landlord, its agents, employees or contractors. As appropriate, Tenant shall (i) repair or replace doors, windows and their frames; the electrical system; the air conditioning and/or ventilation system; the plumbing, sanitary and sewage systems as well as the equipment, machinery, facilities or objects within the Leased Premises or that form part of the Leased Premises with the same type and quality; and (ii) paint the interior and exterior of the Building.

      (b) Tenant shall also maintain the Leased Premises and its surroundings free of insects, rodents and pests; (ii) free of garbage, refuse, debris and any other solid waste; and (iii) free from unpleasant or offensive odors. Moreover, Tenant shall maintain the drainage and sewer systems of the Leased Premises free from obstructions.

      (c) If Tenant fails to make any repair or if any repair is performed in an unsatisfactory manner, or if equipment is not replaced when necessary, Landlord may, but is not obligated to, undertake any such repair or replacement. Tenant shall reimburse Landlord for all costs incurred in any such repair or replacement plus an additional thirty percent (30%) of the cost of any such repair or replacement in order to cover Landlord's administrative costs. Any such costs reimbursed by Tenant including the additional percentage charge established above shall be considered Additional Rent, and as such, shall be paid within the period provided in Article V of this Lease Agreement. Tenant shall bold Landlord harmless from any damage or inconvenience suffered by Tenant as a consequence of any repairs performed by Landlord as provided in this paragraph, and Tenant shall have no rights of adjustment or reduction in Rent in connection therewith.

      (d) Tenant shall perform all maintenance work necessary to ensure that all its equipment and operations fully comply with the applicable fire prevention standards and environmental requirements, legal or regulatory.

      (e) The provisions of this Section 8.01 shall not be applicable in. the case of damage or destruction resulting from fire or any other event covered by Article XIII of this Lease Agreement.

8.02 Landlord's Duties and Responsibilities. Landlord shall be solely and exclusively responsible for any necessary repairs or restorations due to defects in the design of the Building or construction defects thereof, not apparent at the moment Tenant inspected the Leased Premises prior to occupancy. Except as provided in this Section 8.02, Landlord shall not be responsible for any repair, replacement or improvement to the Leased Premises or to equipment, machinery, facilities, furniture or any other object within the Leased Premises, all of which shall be the responsibility of Tenant as provided in Section 8.01 of this Lease Agreement.

8.03 Roof Care and Maintenance. Tenant shall not, without the previous written consent of Landlord: (i) place any fixture, equipment or other load on the roof of the Building; (ii) perforate the Building's roof; or (iii) use the roof of the Building for storage. Tenant shall take all necessary measures to maintain the roofs drainage system free from obstructions and in good and working condition at all times. Prior to undertaking any repairs to the Building's roof, Tenant shall submit in writing to Landlord a detailed description of the work to be performed and provide any other pertinent information related to said repairs Landlord may request.

                                   ARTICLE IX

                                PUBLIC UTILITIES

9.01 Tenant's Duties and Responsibilities. Tenant shall pay for the cost of electricity, water, gas, telephone and any other utility service to the Leased Premises during the term of this Lease Agreement, including the period of time, if any, between the Date of Delivery of Possession and the Rent Commencement Date. Tenant shall request and coordinate the installation of metering devices and other mechanisms or systems necessary to obtain the various utility services for the Leased Premises, and shall be liable for any deposit and/or installation charge required by the corresponding agency or utility company.

9.02 Service Interruption. Tenant shall not make adjustments to the Rent nor hold Landlord liable for any utility service interruption to the Leased Premises or for damages suffered as a consequence of any interruption.

9.03 Electricity. (a) Electric Power. In the event that the Leased Premises are not connected to the electrical service lines of the Puerto Rico Electric Power Authority (hereinafter "PREPA"), said connection shall be made at the expense of Tenant and in coordination with Landlord, including as to the purchase and installation of any equipment necessary to make the connection, which equipment must meet PREPA's requirements.

      (b) Electrical Substation. Tenant, at its own cost and expense and without any right to reimbursement from Landlord, may build or install in coordination with Landlord an electric energy Substation on the Leased Premises and connect it to PREPA's distribution lines, subject to compliance with PREPA's requirements. Under no circumstances shall Tenant install an electrical substation without

            Landlord's prior approval as to the capacity and power of said substation, its location within the Leased Premises, and the routing path of the power lines.

      (c) Additional Equipment. The Leased Premises are equipped with a basic electrical power system for general lighting and wall outlets connected to a 200 amp meter box designated for a secondary voltage of 120-208 volts. Tenant covenants not to install or use any equipment that will exceed or which reasonably could exceed the capacity of the Leased Premises power lines without Landlord's prior consent. Tenant, at its cost and expense, will upgrade the electrical service lines in accordance with the plans and specifications previously approved in writing by Landlord should Tenant's operations require greater electrical service line capacity.

9.04 Water Supply. (a) Should Tenant require water volume and/or water pressure greater than that existing in the area of the Leased Premises, the construction and/or installation of any improvements (including structures), that are necessary. convenient or required by the Puerto Rico Aqueduct and Sewer Authority (hereinafter "PRASA") to increase said volume and/or pressure, shall be made at Tenant's own expense and coordinated with Landlord, but without any right to reimbursement from Landlord for any such improvements.

      (b) Should PRASA require improvements to the Leased Premises' water main connection, Tenant shall perform the corresponding improvements at its own expense, and only after written approval has been given by Landlord.

                                    ARTICLE X

                                 QUIET ENJOYMENT

10.01 Quiet Enjoyment. Upon Tenant's payment of Rent and observance of all other terms, covenants and conditions of this Lease Agreement that arc to be observed and performed by Tenant, Landlord covenants that Tenant may peaceably and quietly enjoy the Leased Premises, during the Term, or until the termination of the Lease Agreement in accordance with Article XVIII.

                                   ARTICLE XI

                          TAXES, ASSESSMENTS AND DUTIES

11.01 Taxes, Assessments and Duties. Tenant shall be liable for the payment of all taxes, assessments, duties or any other tax levied by any government entity having taxing authority over real property, personal property and/or the activities directly or indirectly related to Tenant's operations at the Leased Premises, including. but not limited to, personal property taxes on equipment and machinery located at the Leased Premises. Tenant shall pay these taxes, assessments, and duties before their due date.

                                  ARTICLE XII

                                 ENVIRONMENTAL

12.01 Governmental Regulations and Environmental Protection. Tenant shall comply with all laws, roles, regulations, executive orders. administrative orders and requirements of local and federal governmental agencies having jurisdiction over Tenant's operations at the Leased Premises. Upon request by Landlord. Tenant shall submit evidence of said compliance and if any permits, and agency endorsements such as, but not limited to:

            (i)   the Puerto Rico Fire Department;

            (ii)  the Puerto Rico Department of Health;

            (ii)  the U.S. Food and Drug Administration (FDA);

            (iii) the Puerto Rico' Occupational Safety and Health Office
                  (PROSHO);

            (v)   the Puerto Rico Environmental Quality Board (EQB);

            (vi)  the U.S. Environmental Protection Agency (EPA);

            (vii) the Puerto Rico Aqueduct and Sewer Authority (PRASA);

            (viii) the Puerto Rico Natural and Environmental Resources
                  Department ("DNER")

            (ix)  the Regulations and Permits Administration ("ARPE");

            (x)   the Puerto Rico Planning Board;

            (xi)  the Solid Waste Administration;

            (xii) the pertinent Municipal Government.

      Tenant shall maintain the Leased Premises and conduct its operations thereat in compliance with the tenus, conditions, and requirements specified in (i) the Environmental Impact Statement, or any other document prepared for the evaluation of environmental aspects of its operations at the Leased Premises; and (ii) the permits issued by the governmental agencies with jurisdiction over the operations at the Leased Premises.

      Tenant, at its own cost and expense, shall install on the Leased Premises the necessary equipment to prevent its operations from affecting adversely the environmental integrity of the Leased Premises, or causing any disturbance to the adjacent properties or to the community in general.

      Any improvements or installation of equipment for pollution controls required by any agency or governmental entity having jurisdiction thereof shall be at Tenant's expense and subject to Article VII of this Lease Agreement. Tenant shall also comply with the following permits and regulations, without limitation of any other applicable environmental requirements:

      (a) Wells. Landlord will not allow the drilling of a water well at the Leased Premises unless Tenant's operations at the Leased Premises require a volume of water greater than that which PRASA can supply. In such case Tenant will obtain a construction permit and a franchise from the Department of Natural and Environmental Resources to drill such well and to extract water therefrom. For any other type of well (i.e., monitoring. injection, etc.) Tenant shall obtain the necessary permits and Landlord's written consent.

      (b) Noise. Tenant shall not exceed the maximum noise levels allowed by the Noise Pollution Control Regulation of the Puerto Rico Environmental Quality Board.

      (c) Air Emissions. Tenant shall obtain all the necessary construction and operational permits necessary to construct, install, and operate any air emissions source or atmospheric pollution source, as. defined by the Regulation for the Control of Atmospheric Pollution Sources of the Environmental Quality Board and the Federal Regulations. This includes, but is not limited to (i) ventilation systems to disperse atmospheric emissions resulting from Tenant's operations; (ii) electric power generators for emergency use; (iii) storage tanks for flammable gases with a capacity greater than five hundred (500) gallons; and (iv) fuel. storage tanks (gasoline, diesel. kerosene, acetone, alcohol and others) having a capacity of more than ten thousand (10,000 gallons). Tenant, at its own cost and expense, shall establish the necessary measures and shall install the equipment required to maintain the air quality standards established by the existing laws and regulations and any amendments thereto as required by the permits issued by the Environmental Protection Agency and the Environmental Quality Board.

      (d) Gas Storage Tanks. Tenant shall obtain a permit from the Public Service Commission to install and/or store flammable gases in aboveground storage tanks.

      (e) Underground Storage Tanks. Tenant shall not install underground tanks to store fuels, raw materials or chemical substances. In the event that any such tanks have been previously installed at the Leased Premises and removal thereof would constitute a risk to the Leased Premises or to Tenant's operations, such tanks shall be used only if they comply with federal and state regulations for underground storage tanks.

      (f) Aboveground Storage Tanks. Tenant shall prepare and implement a Spill Prevention, Control and Countermeasure Plan ("SPCC Plan") as applicable and required by 40 CPR 112 and the Water Quality Standards Regulation of the Environmental Quality Board for the installation and operation of aboveground storage tanks.

      (g) Chemicals. Storage of any chemical substance shall be undertaken in full observance of the, applicable safety measures required by the governmental agencies having jurisdiction thereof so as to prevent any leakage or spillage that may contaminate the Leased Premises or adjacent properties.

      (h) QSHA. Tenant shall strictly comply with the rules established by the Occupational Safety and Health Administration ("OSHA") for the storage of dangerous materials (29 CFR 1910.101 to 1910.106) as well as with the Puerto Rico Fire Department Regulations for Fire Prevention.

            (i) Industrial and Sanitary Effluents. Tenant shall not discharge its sanitary or industrial effluents into the sewer system nor into any other place until Tenant has obtained the necessary authorization to do so, be it from the Puerto Rico Aqueduct and Sewer Authority, from the Environmental Quality Board, or the Environmental Protection Agency ("EPA"), as applicable. Tenant shall request and obtain the necessary permits and/or endorsements from the Environmental Quality Board or any other local or federal agency with jurisdiction in order to install and operate any treatment or pretreatment plant or system for said effluents. Tenant must obtain Landlord's endorsement and approval to install a treatment or pretreatment plant or system prior to any request for the permits and endorsements of the other pertinent government agencies with jurisdiction. Tenant shall treat its effluents as required prior to discharge, as required by the pertinent governmental agency having jurisdiction.

            (j) Septic Tanks and Systems. Should the Leased Premises have a septic tank or system, such facility can be only to discharge sanitary effluents. Therefore, Tenant shall not discharge industrial effluents nor any substance nor material other than sanitary effluent into the septic tank or system. Moreover, Tenant must obtain from the Environmental Quality Board a permit to operate said septic tank or system. Any industrial. effluent that may be generated and that is not discharged into the Aqueduct and Sewer Authority sewer system or through a discharge permit from the National Pollutant Discharge Elimination System ("NPDES"), shall be disposed of by transporting it to an Aqueduct and Sewer Authority treatment plant, with previous authorization, or to another entity authorized to handle such effluents.

            (k) NPDES Permit. Tenant shall not discharge any industrial effluent into the ground. Tenant shall obtain an NPDES permit to discharge stormwater or other effluents into a body of water. Tenant shall obtain an NPDES permit, if stormwater run-off is exposed to raw materials, unfinished or finished products, waste, by-products. industrial machinery or equipment, a materials handling area or a process area. Tenant shall obtain, when applicable, the pertinent industrial discharge permit or pre-treatment permit required by PRASA.

            (l) Hazardous Substances. Tenant win not treat, store or dispose of any hazardous substance at the Leased Premises, unless Tenant possesses the necessary permits from the agencies with jurisdiction and such activities are performed in compliance with applicable regulations and the terms and conditions of the permit. Tenant will not generate or store. any hazardous substance or waste at the Leased Premises without first obtaining the necessary permits from the local and federal agencies with jurisdiction. The generation and storage of hazardous substances shall be conducted in compliance with applicable environmental laws, regulations and permits. Also, Tenant shall not store hazardous waste at the Leased Premises, without fm giving notice to Landlord of the location of the storage area and providing evidence of compliance with state and federal regulations as well with the measures Landlord considers necessary to protect the Leased Premises. At no time shall Tenant dispose of any hazardous substances or waste at the Leased Premises.

      (m) Non-hazardous Solid Waste. Non-hazardous solid waste generated from the operations at the Leased Premises shall be stored, handled, transported and disposed of in accordance with the Environmental Quality Board's Hazardous and Non-hazardous Waste Control Regulations. Tenant must obtain a permit from the Environmental Quality Board for a Non-hazardous Waste Generating Activity (DS-3), when it generates more than fifteen (15) cubic yards of non-hazardous solid waste weekly during construction activities. Tenant, at its own cost and expense, shall keep the grounds clean and tree of solid wastes, rubbish, garbage and debris.

      (n) Equipment or Materials Containing Polychlorinated Biphenyls ("PCB"). Tenant shall not install or introduce equipment or materials containing PCB's at the Leased Premises.

      (o) Reports to Landlord. In addition to any other information or document that may be required hereunder, Tenant shall provide Landlord with the following:

            1. Written notice, within forty-eight (48) hours, of any event that requires verbal or written notice to the Environmental Protection Agency, the Environmental Quality Board or any entity designated by them, together with, a copy of any order, communication or report regarding the event. This includes, but is not limited to, any notice required under the provisions of the "Emergency Planning and Community Right to Know Act."

            2. Written notice within forty-eight (48) hours of any change to the hazardous materials handled at the Leased Premises, or if Tenant observes or has any knowledge of an environmental problem at the Leased Premises even if such problem is not a result of Tenant's activities.

            3.    A copy of all the permits mentioned in this Article XII.

      (p) Audits and Access to the Property. Landlord reserves the right to inspect the Leased Premises, from time to time, during the Term of this Lease Agreement as deemed necessary, for the purpose of evaluating the environmental condition of the Leased Premises, and as to Tenant's compliance with federal and state environmental regulations and the provisions of this Article XII. Tenant, for this purpose, win provide Landlord with access to all areas or structures on the Leased Premises. Tenant shall provide access to all the books, registers, documents or instruments that Landlord deems necessary to determine the environmental condition of the Leased Premises, or compliance with environmental regulations.

      In the event that Landlord believes, based upon any inspection performed on the Leased Premises, that Tenant is in material violation of a federal or local environmental law or regulation, Landlord shall request Tenant to perform, at Tenant's cost, the environmental site assessments necessary to determine the existence and extent of contamination at the Leased Premises, if any and all activities of removal, mitigation and remediation needed to correct any environmental problem caused by the Tenant at the Leased Premises. Tenant, upon Landlord's request, at the termination of this Lease Agreement, shall submit an environmental site assessment, Phase I and/or Phase II, of the environmental condition of the Leased Premises prepared by an environmental consultant of proven experience. The assessment shall determine whether the activities performed by Tenant affected the conditions of the Building and the lot. The assessment shall be performed following the standards established for preparing such reports by the scientific community ("ASTM"). The assessments shall be signed and certified by an engineer or chemist licensed to practice in Puerto Rico.

      In the event that an environmental audit or inspection reveals an environmental deficiency or condition at the Leased Premises, Tenant shall submit an action plan to remedy such situation together with a bond or guarantee to secure payment of the remediation. The plan shall be reviewed and its execution coordinated with Landlord.

      (q) Emergency Remediation Response Action. In the event of any hazardous substance spill, leak, or escape or any other occurrence which requires the removal of hazardous substances or environmental remediation, Tenant shall be responsible to remedy it immediately. Tenant shall be responsible for hiring. at its own expense, those companies with proven experience and reputation to perform said' removal activities and/or environmental remediation and shall carry out all the necessary negotiations to accomplish .aid removal and/or remediation. Prior to the formation of any contractual agreement with any company or consultant for the removal and/or, remediation, the company or consultant must be approved by Landlord. The scope of work prepared by the Landlord authorized company shall be submitted to Landlord for its approval. In the event of any violation or contamination of the Leased Premises, Landlord may request Tenant to remain in the Leased Premises and' to continue paying Rent until the Leased Premises are in compliance with local and federal regulations. At all times, Tenant shall be obligated to immediately notify Landlord in writing upon occurrence of any event that requires removal of contaminants or environmental remediation and shall coordinate with Landlord any clean-up, contamination removal, or environmental remediation before commencement thereof provided that if the event which requires removal of contaminants or environmental remediation should occur during non-working periods, in which case (such weekends or holidays) Tenant shall immediately notify Landlord the next working day. The notice to Landlord by Tenant in the event of a spill, leak or escape does not release Tenant of its obligation to notify the pertinent governmental agencies as required by law, regulation, municipal ordinance, judicial order, executive order, administrative order or by any other legal requirement.

      Should any environmental mishap occur, such as, but not limited to, a spill, release or leak that poses an imminent danger to human health or to the environment, in addition to taking all such protective measures, responses and notifications as are required by environmental laws, regulations, and permits, Tenant shall cease its operations if Tenant's operations are the direct cause of said environmental mishap until said mishap is controlled and all risk to human life or to the environment is suppressed.

      (r) Environmental Conditions Liability. Tenant shall be liable for any environmental damage and the necessary or `remedial action as results from Tenant's operations. Tenant shall indemnify Landlord for any lawsuit, civil or criminal action, administrative action, fine. claim, remedial action and/or clean-up and/or pollutant removal action, toxic or hazardous substance or waste as deemed in local and federal haws and regulations, that may arise as a result of Tenant's operations or during Tenant's occupation of the Leased Premises. The term contaminant includes petroleum and its derivatives, asbestos, and PCB. Tenant shall also be liable and shall indemnify Landlord for any complaint, civil or criminal action, administrative action, fine or claim that arises as a result of any violation of any law, regulation, rule, Administrative Order, Executive Order or environmental requirement of any local or federal governmental entity that arises as a result of Tenant's operations .or during the term Tenant occupied the Leased Premises. Tenant's liability toward Landlord and its obligation to indemnify Landlord shall survive the termination of this Lease Agreement.

                                  ARTICLE XIII

                             DESTRUCTION OF PREMISES

13.01 Notice of Event. Tenant shall immediately notify Landlord after any fire, explosion, spill of hazardous wastes or pollutants (except as otherwise provided in Article XII and Section 13.06 herein) or any other kind of accident or extraordinary event which causes or threatens damage to the Leased Premises.

13.02 Landlord's Duty to Repair. Should the Leased Premises be damaged by fire, explosion or any other casualty covered by the insurance policies as required by this Lease Agreement, Landlord shall repair or restore the Leased Premises to a condition substantially similar to that before the accident or event, provided that:

      (i) Landlord has received the corresponding insurance proceeds from the insurance company; and

      (ii) the accident or event causing the damage is not attributable to or did not occur as a consequence of negligence, an omission, or intentional act of Tenant or any of its employees, agents, visitors or representative,;; nor as a result of acts by any of them in violation of a federal, state, or municipal law regulation, order, ordinance, or breach of any obligation or condition under this Lease Agreement.

      Tenant recognizes that Landlord's duty to repair damage or destruction to the Leased Premises is limited to those repairs made possible by the proceeds received as a result of the insurance policies required hereunder, and that. Tenant shall be responsible for the deductibles or the amount in excess of the insurance proceeds necessary to cover the costs to repair, reconstruct, or replace the Leased Premises.

13.03 Lease Agreement Termination. Notwithstanding the provisions of Section 13.02, Landlord shall have the option to terminate this Lease Agreement in any of the following circumstances:

            (i) should the insurance policy as required by this Lease Agreement not provide coverage for the accident or event which damages the Leased Premises;

            (ii) the damage suffered by the Leased Premises is such that it exceeds the cost of replacement; or

            (iii) if the Building and other structures of the Leased Premises, in the opinion of Landlord, cannot be repaired in a period of one hundred twenty (120) days from the day the accident or event occurred;

            (iv) should the damage to the Building be so extensive that Landlord decides to demolish it; or

            (v) should the accident or event occur at any time during the last two (2) years of the term of this Lease Agreement.

      In any of the above circumstances Landlord may terminate this Lease Agreement by written notice to Tenant within ninety (90) days from the date the accident or event occurred, in which case both parties are released of any further liability under this Lease Agreement as of the effective. date of termination except for those that survive termination pursuant to Article XII hereof.

13.04 Restoration. Should Landlord have the obligation to repair or restore the Leased premises according to Section 13.02, or should Landlord not terminate this Lease Agreement as provided in Section 13.03, and proceeds to repair or restore the Lease Premises, Tenant shall hold Landlord harmless for the loss of any equipment, machinery or any other property that Tenant had placed, joined, built-in or installed, or kept at the Leased Premises.

13.05 Rent Adjustment. Should the Leased Premises be damaged or destroyed and Landlord elects to. repair (provided that the cause of the fire or accident is not the result of any negligence, omission or any intentional act of Tenant, its employees, agents, guests or representatives, nor the violation by any of them of any federal, state, or municipal law, regulation, order, ordinance, nor the failure to comply with any obligation or condition under this Lease Agreement), Tenant shall have a right to adjust the Basic Rent in proportion to the total area of the Leased Premises that becomes untenantable during the repair period (i.e., from the date of the accident or event until the date Landlord finishes the repair work). Should Landlord terminate this Lease Agreement due to any of the causes set forth in Section 13.03, the Rent shall be due until the date of the casualty or destruction.

13.06 Damage Report. In the event of a casualty or disaster, Tenant shall complete and deliver to Landlord the form "Disaster Impact Quantification (CD1001)" (Attachment G hereto) within eighteen (18) hours after the occurrence of the event.

                                   ARTICLE XIV

                        WAIVER OF CLAIMS; INDEMNIFICATION

14.01 Indemnification. Tenant shall defend, `indemnify and hold harmless Landlord, its directors, officers, employees, invitees, representatives, successors and assignees of liability from any loss, claim, fine, penalty, attachment, action or complaint of any type or kind, including any incidental expense or cost (including, but not limited to, defense costs, settlement and attorney fees) in relation to or as a consequence of any damage to a third party (including death), or any damage, loss or destruction of any third party's property, (a) in or around the Leased Premises due to any act or omission of the Tenant or any of its employees (whether or not said act is within the scope of employee's job), agents, authorized persons, visitors, successors or assignees, or caused wholly or in part by any act or omission of any of the former or (b) due to the use or occupation of the Leased Premises by Tenant, its agents, employees, invitees, or visitors; (ii) violation of any federal or state law or regulation, or municipal ordinance, or of any judicial or administrative order, as a direct indirect consequence of the use or occupation of the Leased Premises by Tenant; (iii) or due to breach of any of the obligations under this Lease Agreement. The provisions of this Article XIV shall survive and remain in full force after the expiration of the Term or the termination of this Lease Agreement.

14.02 Waiver of Claims. Landlord shall not be liable, and Tenant releases Landlord and waives any claim against Landlord, for any damage to or loss of any property located at the Leased Premises which belongs to Landlord and/or its agents, employees, invitees and/or visitors, and for any other damage or loss suffered by Tenant, or any damage or loss to Tenant which arises from fire, steam, or smoke; short circuit; water, electricity, gas or other utility failure; rain, storms, hurricanes or other weather conditions; flood or leakage; defects in pipes, cables, appliances, plumbing and/or air conditioning systems, regardless if such damage or inconvenience is the result of the condition or working order of the Leased Premises, or any part of it. Landlord shall not be liable for any damage or loss suffered by Tenant and/or its agents, employees, invitees and visitors as a result of criminal conduct, intentional acts, and/or negligent or intentional acts of a third party or of Tenant, its agents, employees, invitees and/or visitors. Tenant waives and shall be barred from filing any claim against Landlord for any damage or loss at the Leased

      Premises or to any person or property within the Leased Premises for any cause other than gross negligence by Landlord.

14.03 Tenant Responsible For Personal Property. Tenant recognizes that Landlord shall not be liable and waives any claim for any damage to personal property in the Leased Premises that belongs to Tenant, or for the theft or misappropriation thereof. Tenant bears all risk for any damage or loss of any personal property of Tenant.

                                   ARTICLE XV

                                    INSURANCE

15.01 Insurance. During the Tenn of this Lease Agreement, Tenant shall maintain in force the following insurance policies:

      (a) public liability, including, contractual liability, with limits of not less than $1,000,000 for bodily injury (including death) and $1,000,000 for property damage, per occurrence, which will insure Tenant against any claim for accidents in or around the Leased Premises due to use or occupation of the Leased Premises by Tenant. This insurance shall include Landlord and its agents, officers, directors and employees as additional insureds, and said policy shall include a "fire legal liability" endorsement;

      (b) property insurance with "All Risk" coverage, for one hundred percent (100%) real property replacement cost, including foundations, with an extended coverage endorsement, which names Landlord as beneficiary in case of 1088. This insurance shall include coverage for fire, hurricanes, floods, earthquakes. and other events of a similar nature, vandalism and malicious mischief, boilers and machinery (if applicable) in building format and content, including all changes, alterations, extensions and improvements made by Tenant to the Leased Premises;

      (c) pollution liability if required by Landlord because of the type of the operations carried on by Tenant; and,

      (d) any other insurance over the Leased Premises which provides adequate coverage for those insurable risks that are common for property similar to the Leased Premises.

      The deductibles of the insurance policies herein required shall be Tenant's responsibility and should Landlord undertake any repairs after any loss or damage to the Leased Premises, Tenant shall reimburse Landlord the deductible payable under the insurance policy, together with any amount paid by any insurance provider.

15.02 Insurance During Construction. During any construction period at the Leased Premises, including the work to be performed by Tenant described in Attachment D, if any, Tenant must have in force the following insurance policies:

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

            (i) "builders risk" insurance which provides coverage for all improvements that arc being constructed, equivalent to one hundred percent (100%) of their replacement value;

            (ii) if the estimated cost of construction is over five thousand dollars ($5,000), Tenant must, at Tenant's own cost and expense, provide Landlord with a performance bond from a surety company recognized and approved by Landlord, of other satisfactory guarantee acceptable to Landlord, in a sum equal to the estimated cost of said construction to guarantee completion of any construction within a reasonable time. At Landlord's option, instead of Tenant's obtention of a separate bond or guarantee for each project that may be in process at any given time, Tenant shall provide Landlord with one bond or guarantee that covers all alterations, changes, additions or improvements and other construction occurring at the same time; and,

            (iii) Workers' Compensation from the State Insurance Fund
                  Corporation in such coverage amounts as required by law.

15.03 Insurance Policy Increase. Tenant will pay any premium increase required by an insurance company to cover additional risks resulting from any alteration, change, addition or improvement made by Tenant to the Leased Premises.

15.04 General Requirements. All insurance policies required of Ten ant under this Article XV must comply in form and substance to Landlord's requirements, and must provide the following: (i) that the insurance coverage may not be reduced, canceled or not renewed by the insurance company without written notice to Landlord and Tenant at least sixty (60) days in advance (unless said cancellation is due to failure to pay premium, in which case notice must be sent at least thirty (30) days in advance); and (ii) that the policy shall be immediately renewed by Tenant on or before its expiration date. Tenant must obtain said policies from insurance companies duly authorized to do business in Puerto Rico, and acceptable to Landlord. Said insurance companies shall have a classification of not less than "A" and a financial rating of "IV" or better, as rated by A.M. Best and Company.

15.05 Insurance Certificates. Before the Date of Delivery of Possession Tenant shall submit to Landlord the policies (or certified copies) of same required under this Article XV with all the mentioned endorsements, and certificates of insurance which evidence the required coverage by Sections
      15.01 and 15.02 of this Lease Agreement. Tenant expressly recognizes. Landlord's right not to deliver the Leased Premises to Tenant until two
      (2) days after the policies (or certified copies) and the insurance certificate. have been submitted to Landlord, as required in this section.

15.06 Evidence of Payment; Renewal of Policies. Tenant must deliver to Landlord satisfactory evidence of payment of the insurance premiums within fifteen
      (15) days of the respective
      renewal dates of the respective policies and at the same time submit the corresponding insurance certificate or certified copy of each renewed policy.

15.07 Claims. Tenant shall cooperate with Landlord in the collection of claims against the corresponding insurance companies in those cases where Landlord handles such claims, including the preparation of damage reports and other documents required to process the claim. In the event Tenent does not provide said documents, Landlord, as Tenant's agent, and attorney-in-fact, shall, in addition to any other remedy available to Landlord, execute and submit any evidence of loss and/or any other document necessary for collection of the claim.

15.08 Periodic Review. Landlord reserves the right to review and demand periodically increases in the limits of the coverages required in this Lease Agreement as results from the effects of inflation.

15.09 Penalties. Notwithstanding the provisions of Section 22.08, and without affecting the general terms of the matters stipulated therein, should Tenant breach its duty to obtain any of the policies required in Article XV, which as a result renders it necessary for Landlord to obtain said policies, in addition to reimbursement for the premium paid for said policies, Tenant shall pay Landlord a sum equal to twelve percent (12%) of the cost of the policies obtained by Landlord to cover Landlord's administrative costs.

15.10 Waiver of Subrogation. (a) Landlord and Tenant agree that all fire and extended coverage and other property damage insurance carried by either of them in relation to the Leased Premises shall be endorsed with a clause providing that any release from liability or waiver of claim for recovery from the other party entered into in writing by the insured thereunder prior to any loss or damage shall not affect the validity of said policy or the right of the insured to recover thereunder, provided that the insurer waives all rights of subrogation which such insurer might have against the other party. Any release or any waiver of claim shall not be operative in any case where the effect of such release or waiver is to invalidate any insurance coverage or invalidate the right of the insured to recover thereunder. Should any waiver of subrogation result in a premium increase, Tenant shall, within ten (10) days of notice, pay said increase in order to maintain the effectiveness said release or waiver.

      (b) Neither Landlord nor Tenant shall be liable to the other or the insurance company that provided the coverage for any loss or damage to any building or structure of the leased Premises for the loss of income either through subrogation or any other form, regardless if such loss or damage be, in whole or in part, caused by a negligent act or omission of the other party, its agents, officers, directors or employees, to the extent that such loss or damage is covered by insurance policy in favor of the affected party.

                                   ARTICLE XVI

                                LANDLORD'S RIGHTS

16.01 Access to Leased Premises. Landlord shall be entitled to enter the Leased Premises for the purposes of inspection to perform any repairs or work required pursuant to the provisions of this Lease Agreement, or for those repairs or work which Tenant has failed to do despite being responsible therefor under this Lease Agreement, or to show the Leased Premises to persons interested to lease or acquire the same. This right to access is subject to the following conditions: (a) if due to any emergency situation, which Landlord shall determine at its discretion, Landlord shall have full access to the Leased Premises at any time; (b) under any other circumstances Landlord shall have access to the Leased Premises during normal business hours; and (c) Landlord must maintain at a minimum any interruption to Tenant's operations during any exercise of its rights under this Article.

                                  ARTICLE XVII

                                TENANT BANKRUPTCY

17.01 Lease Agreement Assumption Requirements. The following provisions shall apply upon commencement of a voluntary or involuntary case under Title 11, United States Code, wherein Tenant is a debtor under 11 U.S.C. Sections. 101 et seq. (the "Bankruptcy Code"), and only insofar as the Bankruptcy Code applies or affects the provisions of this Lease Agreement.

      (a) Should the trustee or "debtor in possession" not elect to assume this Lease Agreement within a period of sixty (60) days from the commencement of proceedings under the Bankruptcy Code, this Lease Agreement shall be deemed rejected and terminated as provided under
            Article XVIII of this Lease Agreement (including any provisions as to damages) giving Landlord the immediate right to repossess the Leased Premises.

      (b) Any assumption and/or assignment of this Lease shall not take effect unless there is compliance with the following:

            (i) all Tenant's defaults have been cured and Landlord has been provided with adequate and reasonably satisfactory assurances of Tenant's future performance; if the Lease Agreement is assigned, Tenant shall provide (1) any guarantee and/or deposit reasonably required, and (2) any other reasonable assurance that there will be sufficient funds and personnel available to operate the Leased Premises in strict compliance with the provisions of this Lease Agreement;

            (ii) neither the assumption of this Lease Agreement nor the operation of the Leased Premises after this Lease Agreement has been assumed or assigned, in the reasonable opinion of Landlord, win cause or result in breach or violation of any of its provisions or of any other applicable contract with Landlord;

            (iii) the assumption, and if applicable, the assignment of this
                  Lease Agreement fully complies with the provisions of the Bankruptcy Code, including, but not limited to Sections 365(b)(1) and (3) and 365(t)(1) and (2) thereof; and

            (iv) the assumption and/or assignment has been ratified and approved through an or~ of the Bankruptcy Court or any other court having jurisdiction.

      (c) No assignment of this Lease Agreement by the trustee or the "debtor in possession" shall be valid unless the proposed assignee has also satisfied the conditions provided in paragraphs (b) (i), (ii), (iii) and (iv) of this section, and all other requirements established in this Lease Agreement which further Landlord's public policy of promoting employment and the industrial development of Puerto Rico which is accomplished by observing the capitalization, investment and employment levels stated in Section 1.08 and the continuance of operational requirements set forth in Section 4.02 of this Lease Agreement.

      (d) Whenever a "debtor in possession" is required under the Bankruptcy Code to comply with its obligations as Tenant under this Lease Agreement, the Basic Rent and the other charges identified in this Lease Agreement as Additional Rent shall not be subject to adjustment and must be paid in full as provided in the pertinent sections of this Lease Agreement.

      (e) Pursuant to Section 22.01 of this Lease Agreement, except where the provisions of the Bankruptcy Code mandates otherwise. the assignment of this Lease Agreement is prohibited.

      (f) Unless agreed to by Landlord, under no circumstances will this Lease Agreement be renewed if the Term has expired or the Lease Agreement has terminated according to its provisions. No bankruptcy procedure shall annul, postpone or affect the expiration or termination of the Term of this Lease Agreement as provided in Article XVII, or prevent Landlord from recovering possession of the Leased Premises at the expiration of the Term or upon earlier termination of this Lease Agreement.

                                  ARTICLE XVIII

                              TERMINATION BY BREACH

18.01 Breach by Tenant as Cause for Termination. In addition to, and separate from, any other cause for termination set forth in this Lease Agreement or available under applicable law, each of the following events or acts shall be considered a breach and constitute cause for termination, which termination will be effective upon written notice to Tenant:

(a)   Tenant's failure to pay the Rent to Landlord within the term provided in
      Section 5.01 of this Lease Agreement, or upon failure to pay any other sum required to be paid hereunder within ten (10) days after its due date;

      (b) Tenant's failure to pay the Rent to Landlord on or before the first day of the month, or failure to pay any other amount when due, on two or more occasions within any consecutive twelve (12) month period;

      (c)   Tenant's abandonment of the Leased Premises (as defined in Section
            18.03 of this Lease Agreement), upon certification of such abandonment by the procedure provided in clause (b) of Section 18.03;

      (d) if Tenant encumbers; assigns or transfers this Lease Agreement, in whole or in part, except as otherwise provided in this Lease Agreement;

      (e) if Tenant makes a general assignment of its assets in benefit of its creditors;

      (f) if Tenant fails to take physical possession of the Leased Premises within ten (10) days following the Date of Delivery of Possession;

18.02 Other Causes for Termination. In addition to the causes for termination set forth in Section 18.01, Landlord may terminate this Lease Agreement if Tenant fails to comply with any of Tenant's principal obligations hereunder within fifteen (15) days of receipt of written notice from Landlord requesting performance of any principal obligation. However, if Tenant shall have begun efforts toward performance within said fifteen
      (15) day period and continues to act diligently and makes every reasonable effort to perform, said period of fifteen (15) days may be extended by Landlord for a maximum period of sixty (60) days, as necessary for Tenant's performance of any principal obligation. Principal obligations under this Lease Agreement include, but are not limited to, the following:

            (i) Tenant's compliance with the levels of capitalization, investment, and employment as set forth in Section 1.08 of this Lease Agreement;

            (ii) the duty of Tenant to not interrupt operations at the Leased Premises without prior notice to Landlord as provided in
                  Section 4.02(b) of this Lease Agreement and that such interruption will not last for a period in excess of that period notified to Landlord. No interruption shall exceed three (3) months;

            (iii) the obligation of Tenant, when required hereunder, to submit any plans for Landlord's approval or any other information in connection with improvements and alterations to be made by Tenant to the Leased Premises;

            (iv)  the compliance by Tenant of the environmental provisions of
                  Article XII of this Lease Agreement; and

            (v) the prohibition to use or allow the Leased Premises or any part thereof to be used for illegal purposes or for a use that is not permitted by Section 1.07.

18.03 Abandonment. Tenant acknowledges that the Puerto Rico Industrial Development Company was established with the public purpose of promoting the creation of jobs and the continuous industrial development of Puerto Rico; that the capitalization, investment and employment levels, as detailed in Section 1.08, and the requirement of continued operations at the Leased Premises, in compliance with the provisions of Section 4.02, serve to that public purpose. In order to continuously and consistently comply with said public purpose, Landlord must maintain as available inventory the largest possible number of industrial facilities for the development of new projects or industries. Acts such as those described in clause (a) below, of this Section 18.03, defeat the purpose of this Lease Agreement, diminish the powers of the Landlord to maintain the largest number of industrial facilities in operation and in turn, impair Landlord's ability to pursue its established purpose. Therefore, Tenant recognizes that the delivery to Landlord of the keys to the Leased Premises constitutes conclusive proof of Tenant's intention to abandon the Leased Premises and any equipment, machinery, furniture or other property found within. Tenant also recognizes the fact that the voluntary abandonment of property at the Leased Premises through the delivery of the keys is incontrovertible evidence of Tenant's decision to forsake such property and renounce ownership thereat giving Landlord the absolute right to dispose of said property, as established in clause (b)(ii) below.

      (a) For the purposes of this Lease Agreement Tenant has abandoned the Leased Premises upon the occurrence of any of the following events:

            (i) should the Tenant deliver to Landlord the keys to the Leased Premises;

            (ii) should the Tenant cease operations and close. down the Leased Premises, notwithstanding that equipment, machinery, furniture or other property remain thereat; and/or

            (iii) if Tenant removes or transfers its operations, personnel or equipment at the Leased Premises to another location, without the consent of Landlord.

      (b) The following procedure is adopted by the parties hereto to confirm the act of "abandonment" by Tenant under clause (a) of this Section 18.03:

            (i)   If Tenant has incurred in any act of abandonment described in
                  Section 18.03(a), Landlord will send Tenant, by certified mail, return receipt requested, a notice which will describe the act of abandonment committed by Tenant. From the date of said notice, Tenant shall have fifteen (15) days to discontinue the abandonment or to dispute in writing the information contained in Landlord's notice. Should the act of abandonment notified by Landlord continue for more than the fifteen (15) days provided. herein, Landlord shall send a second notice to reconfirm the act of abandonment, which notice will be effective at the time the notice is sent.

            (ii) Once the act of abandonment is reconfirmed as provided in clause (b)(i) above, Landlord may declare this Lease Agreement terminated by notice to Tenant and such termination shall be effective as of the date mailed. The notice will contain a request to Tenant to remove within ten (10) days all equipment, machinery furniture or other property remaining at the Leased Premises, and contain a warning to Tenant that if such property is not removed in that time period, Landlord may either remove and store said property, at its own discretion, at the expense and cost of Tenant, or dispose freely of said property as it deems convenient and Tenant will have no right to claim or be compensated for the value of the abandoned property or for any damage or loss caused by such removal by Landlord.

      (c) Subject to the performance of the procedure previously described, Tenant waives any claim and releases and holds Landlord harmless from any damage or loss that Tenant may suffer as a consequence of the removal and disposal of the property that Tenant has abandoned at the Leased Premises.

18.04 Termination by Tenant. Tenant may terminate this Lease Agreement, without penalty, should any of the following events occur:

      (a) Tenant moves its operations to another of Landlord's premises having greater capacity, for the purpose of augmenting its operations in terms of capitalization, investment, or employment, if at such time Tenant is in compliance with the terms and conditions of this Lease Agreement; provided, however, that all expenses related to or resulting from said relocation shall be Tenant's responsibility; or

      (b) should Tenant be denied a tax exemption for the production of one or more eligible manufactured products under the Puerto Rico Industrial Incentives Act, after having applied for said exemption with the Office of Industrial Tax Exemption; provided that the right to termination for this cause may only be exercised within thirty (30) days from the date of notice of denial. No Tenant whose manufacturing process was determined to be non-eligible for a tax exemption prior to entering into this Lease Agreement is eligible to terminate the Lease under this section.

18.05 Landlord's Options. (a) Landlord may terminate this Lease Agreement upon Tenant's breach of any of its obligations hereunder, or upon occurrence of any of the events of termination set forth in Sections 18.01 and 18.02 hereof. Said notice shall be given by certified mail with return receipt requested. The termination of this Lease shall become effective on the date indicated in said notice.

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

      (b) Notwithstanding subsection (a), Landlord may always compel specific performance of the terms and conditions of this Lease Agreement and demand and protect its rights under this Lease Agreement through legal proceedings in law or equity to obtain the faithful performance of the covenants and obligations hereunder, including the payment of all amounts due under this Lease Agreement.

      (c) Should any cause for termination arise, Landlord shall have available all the rights and remedies provided herein, which are separate and independent. Landlord's resort to any particular right and/or remedy will not deprive Landlord of any other right or remedy available at law or in equity.

      (d) In the event Landlord terminates this Lease Agreement, Tenant's economic and environmental obligations and any other obligations of Tenant hereunder shall survive the termination and remain in effect until they are complied with to Landlord's satisfaction.

18.06 Damages. If Landlord elects to terminate this Lease Agreement in accordance with Section 18.05 hereof Tenant shall be responsible for payment of the following:

            (i)   all Rent due and unpaid up to the date of termination;

            (ii) all losses, damages and costs incurred by Landlord as a consequence of the early termination of this Lease Agreement including, but not limited to expenses related to any notices by Landlord to terminate this Lease Agreement; collection costs; attorneys' fees during the termination process; and the costs of court proceedings, if any; the costs to repair the Leased Premises in order to restore them to the condition in which Tenant would have been obligated to deliver the premises bad an early termination not been effected; and expenses incurred by Landlord to relet the Leased Premises in accordance with Section 18.07 of this Lease Agreement; and

            (iii) damages equivalent to the total amount of Basic Rent corresponding to the unexpired portion of the Term (i.e., the Basic Rent for the period between the date of termination and the expiration date of the Term in accordance with Sections
                  1.09 and 3.01), that Landlord would have received had the Lease Agreement not been terminated.

18.07 Right to Relet. (a) At any time after Landlord recovers possession of the Leased Premises or any portion thereof, whether or not this Lease Agreement is terminated pursuant to Section 18.05, Landlord may, but is not obligated to, relet the Leased Premises or part thereof, in Tenant's name (as a sublease) or in Landlord's own name, as Landlord deems it convenient. The reletting of the Leased Premises, or part thereof, shall be for a term and under conditions as Landlord, in its own discretion, determines advisable; including that the term of any relet may be for a period longer or shorter than the remaining balance of the

      Term hereunder. Any relet may include special provisions, such as rent credits, a rent lower than that fixed under this Lease Agreement, or no rent. Tenant acknowledges that the damages formula under Section 18.06 is not subject to adjustments should Landlord elect not to relet the Leased Premises or because the Leased Premises or part thereof is leased to a third party at a rent lower than that of this Lease Agreement.

                                   ARTICLE XIX

                            RETURN OF LEASED PREMISES

19.01 Surrender of Possession. Upon termination of this Lease Agreement, at the expiration of the Term or otherwise, Tenant must vacate and surrender the Leased Premises to Landlord in good condition, reasonable wear and tear excepted, including all improvements, changes, or alterations made thereto with Landlord's consent and which Landlord does not require to be removed.

19.02 Holding Over. Should Tenant remain in possession of the Leased Premises after the expiration of the Term and does not execute a new lease agreement with Landlord. Landlord at its option may consider the tenancy of the Leased Premises to be on a month-to-month basis, with a Rent equal to one hundred fifty percent (150%) of the last Monthly Rent amount under the Lease Agreement, subject to all other terms and conditions of this Lease Agreement. consistent with a month-to-month term. Tenant shall indemnify Landlord for, and hold Landlord harmless from and against any damages, liabilities or expenses (including attorneys' fees) which result from Tenant's delay in surrendering the Leased Premises, including, without limitation, any claims made by succeeding tenants or third parties with Landlord bad committed the Leased Premises, or part thereof. Acceptance of Rent after termination of this Lease Agreement shall not constitute in itself a renewal or novation of this Lease Agreement None of the foregoing shall be deemed to constitute a waiver by Landlord of its right to recover the Leased Premises or any other right or remedy that Landlord may have under law, equity, or under this Lease Agreement.

19.03 Inspection of Leased Premises. Upon expiration of the Term or termination of this Lease Agreement and prior to Landlord's acceptance of possession, the Leased Premises shall be inspected by Landlord, who shall certify in an inspection report the physical and environmental condition of the Leased Premises. The inspection report shall identify any deficient physical or environmental condition(s) of the Leased Premises that must be corrected, remedied, or repaired at Tenant's cost as a condition precedent to Landlord's acceptance of possession .of the Leased Premises. Should Tenant fail take the corrective action required by the deficient condition of the Leased Premises as indicated in the inspection report within a reasonable time, Landlord may, but is not obligated to, perform the same, and Tenant shall reimburse Landlord for the cost of the corrective action.

19.04 Equipment, Machinery, and Furniture Not Removed. Any equipment, machinery. furniture or other property of Tenant remaining at the Lease Premises after termination of the Term or the termination of this Lease Agreement may be removed by Landlord and stored in another location, and Tenant will be responsible for the removal and storage costs. In no event shall Landlord be liable for the value, preservation, or care of said property. Any sum that Landlord must payor spend for removal and storage of the property shall be reimbursed by Tenant. Any equipment, machinery, furniture or other property not claimed within a term of thirty (30) days after the expiration or termination of this Lease Agreement, shall be deemed abandoned by Tenant. At Landlord's option, the property deemed abandoned by Tenant shall be transferred to Landlord without any other formality or document, and Landlord shall be entitled to freely dispose of the same without Tenant having any right or claim to any payment or consideration for said property.

19.05 Tenant's Liabilities. Neither the expiration or termination of this Lease Agreement, nor the repossession of the Leased Premises or part thereof, nor the reletting of the Leased Premises or any part thereof, pursuant to the provisions hereof, shall release the Tenant of its financial or other obligations under this Lease Agreement, which obligations shall survive the expiration or termination of this Lease Agreement, as well as repossession or reletting of the Leased Premises.

                                   ARTICLE XX

                               LEGAL REQUIREMENTS

20.01 Legal and Insurance Compliance. (a) Tenant, at its own cost and expense, shall observe and comply with (i) any requirement or condition under any federal, state or municipal law or regulation (including any executive order or municipal ordinance) applicable now or in the future to the Leased Premises, or to the use of the Leased Premises (including but not limited to any federal, state or local law, regulation or ordinance applicable to air and water quality, toxic or hazardous materials or substances. waste disposal. emissions or any other environmental matter);
      (ii) all requirements or conditions to obtain, maintain, and when appropriate, renew all permits and endorsements necessary to use the Leased Premises for the purposes allowed by this Lease Agreement and by the use permit issued by ARPE for the Leased Premises; (iii) the requirements of the insurance companies having issued policies .for the Leased Premises as provided by Article XV of this Lease Agreement; (iv) any real estate condition, lien or encumbrance affecting the Leased Premises; (v) all zoning and land use requirements; and (vi) any other requirement imposed by law that compels any duty or obligation with respect to the use or occupation of the Leased Premises.

      (b) Tenant's compliance with any requirement described above shall be at Tenant's cost and expense, including, but not limited to. any other expense related to improvements or installations required by any agency or government instrumentality with jurisdiction, as a condition to the issuance or renewal of a permit or endorsement for the operations that Tenant is to carry out at the Leased Premises.

      (c) Tenant, upon request of Landlord. shall submit evidence of its compliance with the above requirements or of the validity of permits and endorsements of the administrative agencies Tenant requires for its operations at the Lease Premises.

                                   ARTICLE XXI

                             ASSIGNMENT AND SUBLEASE

21.01 Assignment and Sublease. Tenant shall not (i) assign this Lease Agreement, sublet the Leased Premises or any part thereof, mortgage its leasehold right over the Leased Premises or otherwise place a lien upon its right or any interest in this Lease Agreement in favor of any person or entity;
      (ii) allow by operation of law the constitution of any lien over Tenant's leasehold right over the Leased Premises or the transfer of Tenant's leasehold right over the Leased Premises to a third party; (iii) allow the use or occupation of the Leased Premises, or part thereof, by any person or entity that is not Tenant, its agents or employees. Except as provided in Article XVII of this Lease Agreement, under no circumstances may this Lease Agreement be assigned in a voluntary or involuntary bankruptcy proceeding, and under no circumstances shall this Lease Agreement or the rights or privileges granted to Tenant herein constitute an asset of Tenant under a bankruptcy, insolvency or reorganization proceeding.

21.02 Change of Control. The transfer of Tenant's voting stock, a change of control in Tenant or change in the persons or entities having a direct or indirect interest in a tenant that is not a corporation (any of the foregoing hereinafter a "change of control"), shall be considered as an assignment for purposes of this Article XXI. Nevertheless, the above shall not apply to transfers of shares of voting stock traded in a nationally recognized stock exchange or reported through a national quotation system, provided that those shares transferred remain outstanding in said market or quotation system after the transfer. For purposes of this Section 21.02, a change of control of a corporation shall be deemed to have occurred at any time and as frequently as the persons who hold the majority of voting stock of said corporation as of the date of this Lease Agreement, or who immediately after the date on which any change of control occurs, cease to be owners of the majority of said stock. be it in one or a series of transactions. The term "voting stock" means the stock of a corporation regularly having voting rights in the election of corporate directors. In the case of a partnership, a change of control shall be deemed to have occurred at any time that a change in any of the managing partners of said partnership occurs.

21.03 Permitted Assignments and Subleases. As an exception to the general rule established in Section 21.01 of this Lease Agreement, and subject to Landlord's prior consent, Tenant may assign its rights under this Lease Agreement, or sublease the Leased Premises or a part thereof, to any parent, affiliate, or subsidiary whose operations are compatible with those of Tenant. Landlord's consent to the assignment or sublease will require Tenant to be in full compliance with its obligations under this Lease Agreement, including the payment or Rent.

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                                  ARTICLE XXII

                               GENERAL PROVISIONS

22.01 Signs and Advertisements. Tenant shall not install or permit to be installed or erected any poster, sign or structure of any kind on the roof or exterior walls of the Building or in any other part of the Leased Premises without previous written consent of Landlord.

21.02 Parking. Should the number of parking spaces available at the Leased Premises not satisfy Tenant's requirements, Landlord shall not be responsible for Tenant's parking requirements, and Tenant hereby releases Landlord of any duty or responsibility with respect to parking.

22.03 Attorneys' Fees. Tenant shall pay all of Landlord's charges and expenses, including court costs and attorneys' fees in any action (8) commenced by Landlord in order to obtain Tenant's compliance with any of its obligations and commitments under this Lease Agreement, or said charges and expenses incurred by Landlord in any action filed by Tenant in which Landlord prevails. Tenant shall pay all charges and expenses including court costs and attorneys' fees incurred by Landlord in any litigation, negotiation, or transaction in which Tenant requires Landlord's intervention or participation, where no fault or negligence is claimed against Landlord.

22.04 Successors and Assignees. This Lease Agreement shall bind and inure to the benefit of each of the parties, in their respective capacities as Landlord and Tenant, and their respective successors and assigns; provided, however, should title to the Leased Premises be transferred either voluntarily or by operation of law, the entity or natural person acquiring title shall take title free of all liability to perform this Lease Agreement, unless the entity or natural person expressly assumes and accepts the obligations as Landlord under this Lease Agreement by means of a written instrument in which the new titleholder and Tenant appear.

22.05 Landlord's Obligations to Lease. (a) The mere delivery to Tenant of an unsigned draft of this Lease Agreement for Tenant's review and consideration does not create in Tenant a right of option nor does it bind Landlord in any way to lease the Leased Premises to Tenant. Landlord's obligation to lease under this Lease Agreement shall not be binding until Landlord has executed same upon approval by Landlord's Board of Directors or Landlord's Executive Director, as the case may be.

      (b) Tenant shall have thirty (30) days after receipt of the final lease agreement prepared for the Leased Premises to execute same. Should Tenant not execute and return the lease agreement to Landlord within thirty (30) days after receipt, Landlord shall have no obligation to lease, and any rights Tenant possessed in and to the Leased Premises shall be extinguished.

22.06 Definition of the Term "Tenant". The term "Tenant" as used in this Lease Agreement shall be construed as plural if there be more than one person or entity appearing and

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      executing this Lease Agreement as Tenant. All changes and grammatical adjustments required to make the provisions of this Lease Agreement apply equally to corporations, partnerships or other entities, or individuals shall, in all instances, be construed as incorporated into the text of the document. Whenever Tenant consists of two or more persons or entities each shall be jointly and severally ("solidariamente") bound hereunder.

22.07 Headings. The headings of the articles and sections of this Lease Agreement are for convenience only and do not limit, expand, or define the contents of the articles and sections hereof.

22.08 Late Charges. (a) All payments that Tenant is obligated to make under this Lease Agreement, including without limitation, the Deposit, the Basic Rent, the Additional Rent, and any adjustment thereto, shall bear interest from its due date until payment in full, at a rate of one percent (1%) over the prime rate charged by the principal commercial banks in the city of New York as of the date the payment is due. Should the interest be held as usurious, then interest shall be deemed to have accrued at and continue to accrue at accrue the maximum rate of interest permissible, as established by the Interest Rate and Finance Charges Regulatory Board created by Act No. 1, of October 15, 1973, as amended (P.R. Laws Ann. Tit 10, sec. 998), or any future law or regulation.

      (b) Should Tenant fail to make a Rent payment within ten (10) days after its due date, then Tenant shall also pay to Landlord a penalty to recover Landlord, administrative expenses and collection costs equal to (i) one hundred dollars ($100.00) per day, or (ii) for each day the amount owed is past due, one half of one percent (0.05%) of the overdue amount, whichever is greater. Anything contained in this section regarding the payment of overdue amounts shall not constitute an extension of the due date of any amount Tenant is obligated to pay under this Lease Agreement, nor or shall it constitute a waiver of Tenant's obligation to pay such amounts as provided in this Lease Agreement.

22.09 Lease Guaranty. Simultaneously with the execution and delivery of this Lease Agreement, if required by Landlord, Tenant shall deliver the Lease Guaranty to Landlord duly executed by the Guarantor identified in Section 1.15, if any, which Lease Guaranty shall be in form substantially similar to Attachment G hereto.

22.10 Performance. Whenever a requirement, obligation, or liability is imposed upon one of the parties hereto, the concerned party shall comply with or satisfy said requirement, obligation or liability at its own expense, unless specifically provided to the contrary.

22.11 Entire Agreement. This Lease Agreement, along with its attachments contains all the terms, conditions, agreements and covenants between the parties with respect. to the Leased Premises; it substitutes and nullities. any other lease agreement or other agreement, oral or written, between the parties regarding the occupation and use of the Leased Premises by Tenant, including any letter of agreement that governed the relationship between the parties prior to and during the negotiation of this Lease

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

      Agreement. This Lease Agreement shall only be modified, amended, altered, or canceled by a written document subscribed by both parties.

22.12 Force Majeure. In the event that Landlord shall be hindered or delayed in the performance of any of its obligations or commitments under this Lease Agreement by reason of force majeure, the performance of such act shall be excused for the period of time which it is reasonably understood that said act or event hinders its performance. Force majeure is understood as any incident or occurrence beyond Landlord's control, including, but not limited to, lock-outs, strikes, shut downs or labor disputes; inability to obtain necessary materials; riots, acts of war and insubordination; fires, explosions, accidents and acts of sabotage; lack of electricity or fuel; floods, earthquakes, torrential rains and hurricanes; administrative, governmental or court orders or injunctions; federal, state or municipal laws and regulations; the revocation, modification or suspension of a permit, license or other necessary authorization; matters of national security; acts or occurrences directly or indirectly caused by Tenant (its agents, employees, contractors, or invitees); or any other situation or event reasonably beyond Landlord's control. In said situation, the period of time for Landlord to comply with any obligation or commitment shall automatically be extended for a period equivalent to the period of duration of such force majeure.

22.13 Safety Programs. Tenant agrees to cooperate, assist and participate in any program Landlord develops or adopts to address any emergency or occurrence constituting force majeure.

22.14 Estoppel Certificate. Tenant, upon Landlord's request, shall provide Landlord with an Estoppel Certificate wherein Tenant certifies that (i) this Lease Agreement is unmodified and in full force and effect (or if any modifications, Tenant will specify such modifications and certify that this Lease Agreement as modified is in full force and effect); (ii) the date upon which Tenant began paying Basic Rent and the dates in which all Rent payments were made; (iii) that Landlord is not in default under any provision of this Lease Agreement; (iv) that the work by Landlord to the Leased Premises, was completed as agreed and that Tenant is in possession of the Leased Premises, (iv) Tenant has no claims against Landlord under this Lease Agreement, and (vi) that there is no petition, whether voluntary or otherwise, pending as to Tenant under the bankruptcy laws of the United States.

22.15 Tenant's Duties: Landlord's Rights. All obligations and agreements which Tenant is to perform or carry out under the tenus of this Lease Agreement, shall be done exclusively at Tenant's expense, and without a right to set-off or adjustment against Rent. Should Tenant breach or fail to perform any of the obligations under this Lease Agreement, and said default persists for more than ten (10) days from the delivery by hand or the U.S. Mail of Landlord's notice demanding performance thereof, Landlord shall be entitled, but shall not be obligated, to act as required to remedy said situation, without waiving or releasing Tenant from its liability with respect to said obligation. Any sum paid or expense incurred by Landlord in said efforts shall accrue interest pursuant to the provisions of Section 22.08 and must be paid by Tenant to Landlord upon demand.

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

22.16 Relationship Between the Parties. The relationship existing between the parties hereto is that Landlord and Tenant exclusively, and nothing provided for in this Lease Agreement shall be interpreted as creating a partnership, joint venture, principal and agent relationship or any other type of relationship between parties.

21.17 Nullity or Partial Invalidity. If any term, clause, section or article of this Lease Agreement, or the application or enforceability thereof, be declared null, invalid or unenforceable by a final order or judgment from a court having jurisdiction, the remainder of the Lease Agreement, or the application of said term, clause, section or article to persons or circumstances other than those against whom the nullity, invalidity or unenforceability was declared, shall not be affected by said order or judgment, and each term and condition in this Lease Agreement shall be valid and enforceable to the extent permitted by law and consistent with said order or judgement.

22.18 Accord and Satisfaction. No payment by Tenant, or the acceptance by Landlord of an amount less than the Rent herein stipulated shall be deemed to be other than a payment toward the stipulated Rent, nor shall any endorsement or statement on any check or any letter or other communication accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or pursue any other remedy provided in this Lease Agreement or at law or equity.

22.19 Applicable Law. This Lease Agreement is executed, and its terms and conditions shall be construed and enforced, in accordance with the laws of the Commonwealth of Puerto Rico.

22.20 Jurisdiction and Competency. The parties agree that any action, proceeding, claim, counterclaim or any other kind of judicial. action that either of the parties initiates against the other regarding (i) any matter that arises out of or related to this Lease Agreement; (ii) the legal relationship existing between Landlord and Tenant; (iii) the use or occupation of the Leased premises by Tenant; (iv) any claim for damages; and/or (v) any statutory remedy, shall be filed and litigated before the Court of First Review of Puerto Rico.

22.21 Net Lease. Tenant recognizes and admits, without limiting the meaning of any other terms and conditions of this Lease Agreement, and as otherwise provided in this Lease Agreement, that the intentions of the parties in this Lease Agreement are that all Rent to be paid by Tenant to Landlord under this Lease Agreement, must be paid to Landlord, without deduction or setoff of any kind, and that any and all expenses incurred regarding the Leased Premises, or regarding Tenant's operations in the Leased Premises, including any assessments, taxes, municipal operating licenses, charges. special license and permit fees, insurance premiums, electricity, water, gas, telephone bills and other similar services, cost of repair, maintenance and operation of the Leased Premises or Property, together with all such fixtures that are placed on, attached to, installed or contained in the Leased Premises, shall be paid by Tenant.

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

22.22 Notices. All notices, claims or communications between the parties referred to or required by this Lease Agreement shall be in writing and sent by certified mail. return receipt requested, or personally delivered, to the addresses of the parties set forth in Sections 1.02 and 1.04 of this Lease Agreement. Any address change shall be notified to the other party in writing not less than thirty (30) days before the effective date of said change.

22.23 Non-Waiver. The failure of either party to demand strict performance of any of the provisions of this Lease Agreement upon default of any provision by the other party shall not constitute nor may it be construed as a waiver of said party's right to demand performance of any provision in the future if the default continues, or if the other party should later repeat the default with respect to the same provision. The receipt or acceptance by Landlord of the Rent or any other amount payable by Tenant under this Lease Agreement, with or without knowledge of Tenant's default on any obligation or condition under this Lease Agreement, shall not be deemed as release by Landlord in favor of Tenant from compliance with said obligation or condition, nor waiver of Landlord's rights or remedies under this Lease Agreement with regard to said default. The consent or approval given by Landlord for any act by Tenant which requires said consent or approval, is solely and exclusively limited to the act or event for which said consent or approval was given, and should not be understood as a waiver of any requirement for prior consent or approval for a similar act by Tenant in the future.

22.24 Cumulative Remedies. The rights and remedies of each of the parties in this Lease Agreement are independent, separate and cumulative. The exercise, or failure to exercise any right or remedy, shall not be interpreted or deemed to exclude or bar the exercise of any other right or remedy of either party under this Lease Agreement or under any law or regulation.

22.25 Brokers. Each party represents and warrants to the other party that it bas not engaged nor used the services of areal estate broker or agent in connection with this lease, and that no real estate agent has participated at any time in the negotiation of this Lease Agreement. Notwithstanding the foregoing, the liability for the payment of any commission or compensation claimed by any real estate professional who may have rendered services to any party with respect to this Lease Agreement shall be borne by the party that engaged said real estate professional, and furthermore said party shall indemnify the other against any damages, liability, expenses and/or attorney's fees, arising from any claim or lawsuit of any real estate professional for any commission allegedly owed for any service rendered.

22.26 Cross Default. Any default by Tenant under any other agreement with Landlord shall be considered a default under this Lease Agreement.

22.27 Representations. Tenant expressly represents that neither Landlord nor its directors, officers, agents, employees or representatives has made any representations or promises with respect to the Leased Premises, except as expressly provided in this Lease Agreement.

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

22.28 Financial Statements. Upon request of Landlord, Tenant must to submit to Landlord, within ninety (90) days after the expiration of Tenant's fiscal year, a certified financial statement issued by an authorized certified public accountant. The certified financial statement will include: (a) Tenant's capital; (b) Tenant's long-term debts and capitalization; (c) Tenant's investment in machinery and its ability to provide employment;
      (d) taxes paid by Tenant, including Social Security payments; and (e) any other information that is required by this Lease Agreement. Should Tenant fail to deliver the certified financial statement, Landlord shall obtain this information at Tenant's cost and Tenant shall permit Landlord access to Tenant's books and records at Tenant's main offices in Puerto Rico for this purpose.

22.29 Additional Documents. If Tenant is a corporation, Tenant agrees to submit to Landlord contemporaneously with the execution and delivery of this Lease Agreement (a) evidence of Tenant's registration with the State Department of the Commonwealth of Puerto Rico, including the name and address of its resident agent; and (b) a certificate of corporate resolution of Tenant's Board of Directors which authorizes or ratifies the execution of this Lease Agreement. If Tenant is a partnership, Tenant represents and warrants that this Lease Agreement has been subscribed by all managing partners or administrators representing Tenant. and that the same constitutes a valid and enforceable agreement for the partnership and each and every one of the partners, and also, that each and every one of Tenant's present and future partners are now and shall remain at all times jointly and severally liable under this Lease Agreement Tenant represents and warrants that the death, resignation or retirement of any partner shall not release said partner from its liability under the terms of this Lease Agreement without Landlord's consent in writing.

22.30 Fiscal Liabilities. (a) Tenant represents and warrants that, at the time of execution of this Lease Agreement (i) it has filed tax returns for the last five (5) years; (ii) that Tenant has no outstanding tax debt with the Government of Puerto Rico nor with the United States Government (if applicable) that is not subject to a payment plan which is current as of the date of execution of this Lease Agreement; (iii) and bas paid its unemployment taxes, disability and social security taxes (as applicable), or is in compliance with a payment plan therefor and in compliance with the terms and conditions thereof.

      (b) Tenant expressly recognizes that the compliance with the provisions of this Section 22.30 is an essential condition of this Lease Agreement, and if any representation or warranty is not accurate, in whole or in part, the same shall constitute cause for Landlord to terminate this Lease Agreement.

22.31 Debt Certification. Tenant warrants to Landlord that neither Tenant nor its partners (or if Tenant is a corporation, its directors, officers or stockholders) owe any amount to Landlord or to any agency or instrumentality of the Government of Puerto Rico, either personally or under this or any other corporate or partnership name.

22.32 Non-Conflict Certification. Tenant represents and warrants to Landlord that there is no conflict of interest, neither actual or potential, between Landlord and any of Tenant's

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

      directors, officers, employees, partners and agents, as a result of business, labor, economic, or family relationships, or for any other reason. Tenant hereby covenants that upon Landlord's request Tenant shall deliver to Landlord a sworn statement from any of its directors, officers, employees, and/or agents that will confirm the veracity of Tenant's representation and warranty contained in this provision.

      IN WITNESS WHEREOF, the parties subscribe this Lease Agreement on the dates below stated.

LANDLORD:                                   TENANT:

PUERTO RICO INDUSTRIAL                      LIFESTYLE FOOTWEAR INC.
DEVELOPMENT COMPANY

By: _________________________________       By: /s/ David Fraedrich
                                                -------------------
Name: _______________________________       Name: David Fraedrich
Title: ______________________________       Title: EVP and CFO
Date: _______________________________       Date: 12/16/99

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

                                                                    ATTACHMENT A

                         DESCRIPTION OF LEASED PREMISES

DESCRIPTION OF BUILDING NO. T-1236-0-87
IN MOCA. PUERTO RICO

This is a pitched roof type building consisting of reinforced concrete foundation, steel columns and girders and 30 feet long steel joists which in turn support 22 gauge standard steel deck covered by one (1) fiberglass insulation and a three (3) plies built-up roofing. Roof ventilators are provided.

The building has a main floor 240'-6" x 180'-6" out to out dimensions with an area of 43,410.25 sq. ft. of manufacturing space; two (2) lean to's provided for sanitary facilities, one of 60'-6" x 12'-6" with an area of 756.25 sq. ft. and the other of 60'-6" x 10'-6" for an area of 635.25 sq. ft. an entrance porch of 22'-0" x 8'-0" with an area of 176 sq. ft. This amounts to a total area of covered floor space of 44,977.75 sq. ft.

The floor consists of a 4" thick reinforced concrete slab with monolithic cement finish, floor slab is designed for a load capacity of 150 pounds p.s.f. Exterior walls arc of concrete blocks plastered and painted on both sides. Interior walls at lean to are plastered and painted. Ceiling is rubbed and painted throughout the building. Windows are miami aluminum louvers throughout the building. Interior doors are made of plywood, and exterior ones are industrial type metal ones. Rolling doors at leading area arc provided. Clearance in the manufacturing area from finish floor to lowest part of beams at the side's eaves is 12'-2-1/2".

DESCRIPTION OF LAND, LOTS NO. 2, 4 AND 6 (GROUPED). LOCATED AT MOCA INDUSTRIAL AREA MOCAPUERTO RICO SITE OF PROJECT: T-1236-0-78

GENERAL:

Parcel or land, Lot. No. 2,4, and 6 (grouped), located at Moca West Industrial Area ID Moca. PR.

It bounds: by the North, with State Road PR 125; by the South; with Lot No. 8 if the same industrial area; by the East, with access street of the same industrial area; and by the West, with land owned by Ana Sofia Esteves de Camara.

It has a surface of 17,878.83 square meters equivalent of 4.5489 cuerdas.

It is affected by the following rights of ways:
1) A 5'-0" feet wide strip in favor of PREPA, running along the Northern boundary.
2) A 25' -0" feet wide strip in favor of PREPA, running parallel to its Eastern boundary and at an approximate distance of 25 meter from it.

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CIVIL SPECIAL FACILITIES OF PROJECT T-1236-0-78 & Ext.

1. Security House

2. Lean-to structure 52T-0" x 63'-0" + 24"-0" x 52'-0" for cafeteria

3. Tool room

4. Warehouse structure

5. Electrical generator structure

6. Paved parking

7. Automatic sprinkler system

8. 200,000 gallons water tank for sprinkler system


9. Electrical substation and emergency power plant

10. Mezzanine at manufacturing area

ELECTRICAL SPECIAL FACILITIES OF PROJECT T-1236-0-78 & 1-78

1) Electrical line of 38 KV

DEFICIENCIES OF THE PREMISES:

Tenant hereby agrees to assume the following deficiencies of the former Tenant of the Premises:

1) Above ground tanks for fuel storage

2) Compressor and suction pumps located outside the building

3) Full chemical containers storage outside the building

4) Electrical transformer

5) Floor vinyl tiles

6) Block wall structure

7) Concrete floor

8) Gypsum board walls

                                       40